                                                                    EXHIBIT 10.3
                                                                    ------------
                                SECOND AMENDMENT
                                ----------------


         SECOND AMENDMENT (this "Amendment"), dated as of July 25, 2000, among Ceres Group, Inc., a Delaware corporation (the "Borrower"), the lending institutions party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks") and The Chase Manhattan Bank, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower, the Banks and the Administrative Agent are party to a Credit Agreement, dated as of February 17, 1999 (as amended, modified and supplemented prior to the date hereof, the "Credit Agreement"); and

         WHEREAS, the Borrower has requested that the Banks provide the amendments provided for herein and the Banks have agreed to provide such amendments on the terms and conditions set forth herein;

         NOW, THEREFORE, it is agreed:

         1. On the Second Amendment Effective Date (as hereinafter defined), the Revolving Loan Commitment of each Bank shall be modified to be the amount set forth opposite the name of such Bank on Annex I hereto, directly below the column entitled Revolving Loan Commitment. In connection with the foregoing, on the Second Amendment Effective Date, the Borrower shall, in coordination with the Administrative Agent and the Banks, repay outstanding Revolving Loans of certain Banks and incur additional Revolving Loans from other Banks, in each case if necessary so that the Banks participate in each Borrowing of Revolving Loans PRO RATA on the basis of their Revolving Loan Commitments (after giving effect to this Section 1). It is hereby agreed that the breakage costs incurred by the Banks in connection with the repayment of Revolving Loans contemplated by this Section 1, if any, shall be for the account of the Borrower. On the Second Amendment Effective Date, Annex I to the Credit Agreement shall be deemed amended to read as set forth in Annex I attached hereto to give effect to the foregoing.

        2. Section 5.05(b) of the Credit Agreement is hereby amended by inserting the following text at the end thereof:

         "(it being understood and agreed that, in any event, the use of such proceeds to finance the Pyramid Acquisition shall be permitted)".

         3. Notwithstanding anything to the contrary contained in Section 7.02(h)(iii) of the Credit Agreement, the Borrower may consummate the Pyramid Acquisition so long as all of the conditions set forth in Section 7.02(h) (other than clause (iii) thereof) are satisfied with respect to

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such acquisition.

         4. Section 7.05 of the Credit Agreement is hereby amended by (i) deleting the period appearing at the end of said Section and (ii) inserting the following text in lieu thereof:

         "; provided further that any portion of the Pyramid Acquisition that would constitute a Capital Expenditure will be excluded for purposes of the calculation required pursuant to this Section 7.05."

         5. Section 7.08(a) of the Credit Agreement is hereby amended by deleting the phrase "except that any Subsidiary of the Borrower may pay cash dividends to its parent if such parent is the Borrower or a Wholly-Owned Subsidiary of the Borrower," appearing at the end thereof and by inserting in lieu thereof the following new phrase:

                  "except that the following shall be permitted:

                                    (i) any Subsidiary of the Borrower may pay
                  cash dividends to its parent if such parent is the Borrower or a Wholly-Owned Subsidiary of the Borrower; and

                                    (ii) the Borrower may pay regularly
                  scheduled dividends on the Pyramid Seller Preferred Stock through the issuance of additional shares of Pyramid Seller Preferred Stock, or through accrual or accretion, but not in cash."

         6. Section 7.10 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and by inserting in lieu thereof the following new table:

                  "Period                                     Ratio
                  -------                                     -----

                  Initial Borrowing Date through
                  December 31, 1999                           0.50:1.00

                  Thereafter through
                  December 31, 2000                           0.40:1.00

                  Thereafter through
                  December 31, 2001                           0.35:1.00

                  Thereafter                                  0.30: 1.00 "

         7. Section 7.13 of the Credit Agreement is hereby amended by deleting the table appearing therein in its entirety and by inserting in lieu thereof the following new table:

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                   "Year                                         Amount
                   -----                                         ------

                  Initial Borrowing Date through
                  December 31, 1999                           $  35,000,000

                  Thereafter through
                  December 31, 2000                           $ 80,000,000

                  Thereafter through
                  December 31, 2001                           $110,000,000

                  Thereafter through
                  December 31, 2002                           $160,000,000

                  Thereafter                                  $200,000,000"

        8. Section 7.14(a) of the Credit Agreement is hereby amended by inserting the sentence at the end thereof:

         "Notwithstanding anything to the contrary contained in this Section 7.14(a), the Borrower may issue Pyramid Seller Preferred Stock having an aggregate liquidation preference of not more that $7,500,000 in connection with the Pyramid Acquisition (and additional shares as payment of dividends thereon pursuant to Section 7.08(a)(ii))."

        9. Section 7 of the Credit Agreement is hereby amended by adding at the end thereof the following now Section 7.17:

                        "7.17 FIXED CHARGE COVERAGE RATIO. The Borrower will not
                permit the Fixed Charge Coverage Ratio for any Test Period ending during a period set forth below to be less than the ratio set forth opposite such period below:

                    Period                                      Ratio
                    ------                                      ------

                    June 30, 2000 through
                    June 30, 2001                               1.05:1.00

                    Thereafter through
                    June 30, 2002                               1.10:1.00

                    Thereafter through
                    June 30, 2003                               1.20:1.00


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
                    Thereafter                                  1.30:1.00


         10. Section 9 of the Credit Agreement is hereby amended by (a) deleting the definitions of "Consolidated Indebtedness" and "Test Period" appearing therein, and (b) inserting the following definitions in the appropriate alphabetical order:

                  "Borrower Cash Flow" shall mean, for any period, the sum of
         (i) dividends paid by Regulated Insurance Companies during such period,
         (ii) the net income (before dividend payments, interest expense, depreciation and amortization) or the Borrower for such period (determined on a stand-alone basis, without giving effect to the income of or dividends received from its Subsidiaries) and (iii) the net income (before interest expense, dividend payments, depreciation, and amortization) of each Non-Regulated Company for such period (determined on a stand-alone basis, without giving effect to the income of or dividends received from its Subsidiaries).

                  "Consolidated Indebtedness" shall mean, at any time and as to any Person, all indebtedness for borrowed money of such Person and its Subsidiaries at such time determined on a consolidated basis in accordance with GAAP but, in the case of the Borrower, excluding the mortgage indebtedness listed on Annex III.

                  "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of Borrower Cash Flow for such period to the sum for such period of (i) Consolidated Interest Expense and (ii) Scheduled Repayments required to be made during such period.

                  "Pyramid Acquisition" shall mean the acquisition by the Borrower of 100% of the capital stock of Pyramid Life Insurance Company, from Unitrin, Inc., to be financed through (i) the proceeds of a common equity issuance by the Borrower, (ii) the issuance of Pyramid Seller Preferred Stock to Unitrin, Inc. and/or (iii) proceeds from the incurrence of Revolving Loans.

                  "Pyramid Seller Preferred Stock" shall mean preferred stock issued by the Borrower as partial consideration for the Pyramid Acquisition (or issued pursuant to Section 7.08(a)(ii)), the terms and conditions of which are satisfactory to the Administrative Agent.

                   "Test Period" shall mean (a) for purposes of Section 7. 11,
         (i) for any determination made on and prior to December 31, 1999, the period from April 1,1999 to the last day of the fiscal quarter of the Borrower then last ended, PROVIDED that for this purpose the first Test Period shall end on June 30, 1999, and (ii) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower ended on the last day of the most recently ended fiscal quarter of the Borrower (taken as one accounting period) and (b) for purposes or
         Section 7.17, (i) for any determination made on or prior to December 31, 2000, the period from April 1, 2000 to the last day of the fiscal quarter of the Borrower then last ended, PROVIDED that for this purpose the first Test Period shall end on June 30, 2000, and (ii) for any

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         determination made thereafter, the four consecutive fiscal quarters of the Borrower ended on the last day of the most recently ended fiscal quarter of the Borrower (taken as one accounting period).

         11. In order to induce the Banks to enter into this Amendment, the Borrower represents and warrants that (i) all of the representations and warranties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, both before and after giving effect to this Amendment unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case such representation and warranty shall be true and correct in all material respects as of such other specified date, and
(ii) there exists no Default or Event of Default on the Second Amendment Effective Date, both before and after giving effect to this Amendment.

        12. This Amendment shall become effective as of the date hereof (the "Second Amendment Effective Date") when:

                  (a) the Borrower and each Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office;

                  (b) the Borrower shall have delivered to the Administrative Agent a new Revolving Note for each Bank whose Revolving Loan Commitment is increasing as a result of this Amendment, reflecting its increased Revolving Loan Commitment, which Revolving Note shall be issued in exchange for the Revolving Note currently held by such Bank; and

                  (c) the Borrower shall have delivered to the Agent a certified copy of resolutions duly adopted by the Borrower authorizing the increase in the Total Revolving Loan Commitment contemplated by this Amendment.

         13. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

         14. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         15. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         16. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      * * *

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                                     ANNEX I
                                     -------

                          LIST OF BANKS AND COMMITMENTS
                          -----------------------------

Bank                           Term Loan Commitment   Revolving Loan Commitment
----                           --------------------   -------------------------
Chase Manhattan Bank           $12,000,000            $4,500,000
KeyBank                        $4,000,000             $1,500,000
Dresdner Bank AG,              $12,000,000            $4,500,000
New York Branch and
Grand Cayman Branch
Firstar Bank Milwaukee, N.A.   $4,000,000             $1,500,000
Fleet National Bank            $8,000,000             $3,000,000
Total                          $40,000.000            $15,000,000
                               ===========            ===========





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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date hereof:

                                     CERES GROUP, INC


                                     /s/ Larry E. Wharton
                                     -------------------------------------
                                     By: Larry E. Wharton
                                     Its: Vice President and Treasurer


                                     THE CHASE MANHATTAN BANK

                                     /s/ Helen L. Newcomb
                                     -------------------------------------
                                     By: Helen L. Newcomb
                                     Its: Vice President


                                     DRESDNER BANK AG NEW YORK BRANCH
                                     AND GRAND CAYMAN BRANCH

                                     /s/ George T. Ferguson, Iv
                                     -------------------------------------
                                     By: George T. Ferguson, IV
                                     Its: Assistant Vice President


                                     /s/ James J. Smith
                                     -------------------------------------
                                     By: James J. Smith
                                     Its: Vice President


                                     KEYBANK NATIONAL ASSOCIATION

                                     /s/ Sherrie F. Manson
                                     -------------------------------------
                                     By: Sherrie F. Manson
                                     Its: Vice President


                                     FIRSTAR BANK MILWAUKEE, N.A.

                                     /s/
                                     -------------------------------------
                                     By:
                                     Its: Vice President



                                     FLEET NATIONAL BANK

                                     /s/
                                     -------------------------------------
                                     By:
                                     Its: Vice President


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